                                                                    Exhibit 10.1



                            STOCK PURCHASE AGREEMENT

                         Dated as of December 22, 1998


                                  By and Among



                          GLOBAL IMAGING SYSTEMS, INC.
                                   ("Buyer"),



                      DISTINCTIVE BUSINESS PRODUCTS, INC.
                                (the "Company")


                                      and


                        THE SHAREHOLDERS OF THE COMPANY
                         (collectively, the "Sellers ")

                               TABLE OF CONTENTS

                                                                                                   Page
ARTICLE I  DEFINITIONS...............................................................................1
      1.1 Definitions................................................................................1

ARTICLE II   AGREEMENT OF PURCHASE AND SALE; CLOSING.................................................6
      2.1 Agreement to Sell and Purchase.............................................................6
      2.2 Purchase Price.............................................................................6
      2.3 Payment of Purchase Price..................................................................6
      2.4 Closing....................................................................................7
      2.5 Intentionally Left Blank]..................................................................7
      2.5 Intentionally Left Blank]..................................................................7
      2.7 Closing Review.............................................................................7
      2.8 Post-Closing Purchase Price Adjustment.....................................................8

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE
      COMPANY AND THE SELLERS........................................................................8
      3.1 Capitalization.............................................................................8
      3.2 No Liens on Shares.........................................................................8
      3.3 Other Rights to Acquire Capital Stock......................................................9
      3.4 Due Organization...........................................................................9
      3.5 Subsidiaries...............................................................................9
      3.6 Due Authorization..........................................................................9
      3.7 Financial Statements.......................................................................10
      3.8 Certain Actions............................................................................10
      3.9 Properties.................................................................................11
      3.10 Licenses and Permits......................................................................12
      3.11 Intellectual Property.....................................................................12
      3.12 Compliance with Laws......................................................................12
      3.13 Insurance.................................................................................13
      3.14 Employee Benefit Plans....................................................................13
               (a) Employee Welfare Benefit Plans....................................................13
               (b) Employee Pension Benefit Plans....................................................13
               (c) Employment and Non-Tax Qualified Deferred
                     Compensation Arrangements.......................................................14
      3.15 Contracts and Agreements..................................................................14
      3.16 Claims and Proceedings....................................................................15
      3.17 Taxes.....................................................................................15
      3.18 Personnel.................................................................................16
      3.19 Business Relations........................................................................17
      3.20 Accounts Receivable.......................................................................17
      3.21 Bank Accounts.............................................................................17

      3.22 Warranties................................................................................18
      3.23 Brokers...................................................................................18
      3.24 Interest in Competitors, Suppliers, Customers, Etc........................................18
      3.25 Indebtedness To and From Officers, Directors, Shareholders,
             and Employees...........................................................................18
      3.26 [Intentionally Left Blank.................................................................18
      3.27 Information Furnished.....................................................................18
ARTICLE IV BUYER'S REPRESENTATIONS AND WARRANTIES....................................................19
      4.1 Due Organization...........................................................................19
      4.2 Due Authorization..........................................................................19
      4.3 No Brokers.................................................................................20
      4.4 Investment.................................................................................20
      4.5 Information Furnished......................................................................20
ARTICLE V  INTENTIONALLY LEFT BLANK..................................................................20
ARTICLE VI  POST-CLOSING.............................................................................20
      6.1 General....................................................................................20
      6.2 Transition.................................................................................20
      6.3 Confidentiality............................................................................21
      6.4 Covenant Not to Compete....................................................................21
      6.5 Additional Matters.........................................................................22
ARTICLE VII   CONDITIONS TO OBLIGATION OF PARTIES TO
      CONSUMMATE CLOSING.............................................................................23
      7.1 Conditions to Buyer's Obligations..........................................................23
               (a) Covenants, Representations and Warranties.........................................23
               (b) Consents..........................................................................24
               (c) Suppliers/Leases..................................................................24
               (d) Discharge of Indebtedness and Lien................................................24
               (g) Documents to be Delivered by the Sellers and the
                        Company......................................................................24
                       (i) Opinion of the Sellers' Counsel...........................................24
                       (ii) Certificates.............................................................24
                       (iii) Release.................................................................24
                       (iv) Escrow Agreement.........................................................25
                       (v) Executive Agreements......................................................25
                       (vi) Building Leases..........................................................25
                       (vii) Global Stock Agreement..................................................25
                       (viii) Personal Vehicles......................................................25
                       (ix) Sellers Receivables......................................................25
                       (x) Stock Certificates........................................................25
                       (xi) Resignations.............................................................25

      7.2 Conditions to the Sellers' and the Company's Obligations...................................25
               (a) Covenants, Representations and Warranties.........................................26
               (b) Consents..........................................................................26
               (c) Documents to be Delivered by Buyer................................................26
                       (i) Certificates..............................................................26
                       (ii) Escrow Agreement.........................................................26
                       (iii) Executive Agreements....................................................26
                       (iv) Global Stock Agreement...................................................26
               (d) Payment to the Sellers and the Company and the Escrow
                      Agent..........................................................................26
ARTICLE VIII   INDEMNIFICATION.......................................................................27
      8.1 Indemnification of Buyer...................................................................27
      8.2 Indemnification of the Sellers.............................................................27
      8.3 Sellers' Defense of Claims.................................................................27
      8.4 Buyer's Defense of Claims..................................................................28
      8.5 Escrow Claim...............................................................................28
      8.6 Tax Audits, Etc............................................................................28
      8.7 Limits on Sellers' Indemnification.........................................................29
      8.8 Limits on Buyers' Indemnification..........................................................30
ARTICLE IX   MISCELLANEOUS...........................................................................30
      9.1 Modifications..............................................................................30
      9.2 Notices....................................................................................30
      9.3 Counterparts; Facsimile Transmission.......................................................32
      9.4 Expenses...................................................................................32
      9.5 Binding Effect; Assignment.................................................................33
      9.6 Entire and Sole Agreement..................................................................33
      9.7 Governing Law..............................................................................33
      9.8 Survival of Representations, Warranties and Covenants......................................33
      9.9 Invalid Provisions.........................................................................33
      9.10 Public Announcements......................................................................34
      9.11 Remedies Cumulative.......................................................................34
      9.12 Waiver....................................................................................34
      9.13 Dispute Resolution........................................................................34

  LIST OF EXHIBITS

     Exhibit A  Form of Escrow Agreement
     Exhibit B  Form of Landlord Agreement
     Exhibit C  Opinion of the Company's and the Sellers' Counsel
     Exhibit D  Company's Secretary's Certificate
     Exhibit E  Form of Release
     Exhibit F  Cosich Executive Agreement
     Exhibit G  Buyer's Secretary's Certificate
     Exhibit H  Global Stock Agreement
     Exhibit I  Form of Promissory Notes

     LIST OF SCHEDULES

     Schedule 1.1A  Certain Permitted Encumbrances
     Schedule 1.1B  Funded Indebtedness and Permitted Funded Indebtedness
     Schedule 2.8   Working Capital Adjustment Payments
     Schedule 3.6   Consents Required for Sale of Shares to Buyer
     Schedule 3.7   Exceptions to Financial Statements
     Schedule 3.8A  Certain Actions
     Schedule 3.8B  Certain Changes
     Schedule 3.9   Properties
     Schedule 3.10  Licenses and Permits
     Schedule 3.11  Intellectual Property
     Schedule 3.12  Compliance with Laws
     Schedule 3.13  Insurance Policies
     Schedule 3.14  Employee Benefit Plans
     Schedule 3.15  Certain Contracts
     Schedule 3.16  Claims and Proceedings
     Schedule 3.18  Personnel
     Schedule 3.19  Business Relations;Customers and Suppliers
     Schedule 3.21  Bank Accounts
     Schedule 3.25 Indebtedness To and From Officers, Directors, Shareholders, and Employees

     ANNEX A        Closing Working Capital Calculation

                            STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of December 22, 1998 and is effective as of December 1, 1998 by and among GLOBAL IMAGING SYSTEMS, INC., a Delaware corporation ("Buyer"), DISTINCTIVE BUSINESS PRODUCTS, INC., an Illinois corporation (the "Company") and John R. Cosich ("Cosich") and C. Joseph Mokszycki ("Mokszycki") (Cosich and Mokszycki are individually referred to as a "Seller" and collectively referred to as the "Sellers ").


                              W I T N E S S E T H:

          WHEREAS, the Company is engaged in the distribution, sale and service of copiers, fax machines and other office equipment in parts of the States of Illinois and Indiana (the "Business"); and

          WHEREAS, the Sellers own all of the issued and outstanding shares of capital stock of the Company (the "Shares"); and

          WHEREAS, Buyer desires to purchase from the Sellers and the Sellers desire to sell to Buyer: all of the Shares on the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto warrant, represent, covenant and agree as follows:



                                   ARTICLE I
                                  DEFINITIONS

1.1  Definitions.  In this Agreement, the following terms have the meanings
     -----------
specified or referred to in this Section 1.1 and shall be equally applicable to
                                 -----------
both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

          "Adjusted Working Capital" shall mean the difference between the Company's current assets (excluding amounts due from shareholders) and the Company's current liabilities (other than the Cosich Children's Trusts - Capital Account Balance due in the amount of $788,000) as calculated in accordance with GAAP (except for as reflected in the Closing Balance, or if either Seller has disputed any item(s) in the Closing Balance Sheet, in the Final Determination).

          "Adjusted Working Capital Target" shall mean {$94,439), less any Cash Shortfall as per the Closing Working Capital Calculation attached as Annex A
                                                                     -------
hereto.

          "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

          "Business" has the meaning specified in the first recital of the Agreement

          "Business Day" means any day in which the NASDAQ National Market System is open for trading in the United States of America.

          "Buyer" has the meaning specified in the first paragraph of this Agreement.

          "Buyer Documents" has the meaning specified in Section 4.2.
                                                         -----------

          "Buyer Indemnifiable Costs" has the meaning specified in Section 8.1.
                                                                   -----------

          "Buyer Indemnified Parties" has the meaning specified in Section 8.1.
                                                                   -----------

          "Cash Shortfall" means the difference, if any, between $100,000 and the Company's cash on the Closing Date as reflected on the Closing Balance Sheet or, if either Seller has disputed any item(s) on the Closing Balance Sheet, in the Final Determination; provided, however, that in the event that the Company's cash on the Closing Date as reflected on the Closing Balance Sheet or, if either Seller has disputed any item(s) on the Closing Balance Sheet, in the Final Determination is at least $100,000, there shall be no "Cash Shortfall."

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., any amendments thereto, any
                                         -- ---
successor statutes, and any regulations promulgated thereunder.

          "Closing" means the closing of the transfer of the Shares from the Sellers to Buyer.

          "Closing Balance Sheet" has the meaning specified in Section 2.7.
                                                               -----------

          "Closing Date" has the meaning specified in Section 2.4.
                                                      -----------

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" has the meaning specified in the first paragraph of this Agreement.

          "Company Stock" means the common stock, no par value, of the Company.

          "Confidential Information" means all (a) confidential information and trade secrets of the Company: including, without limitation, any of the same comprising the identity, lists or descriptions of any customers, referral sources or organizations; (b) financial statements, cost reports or other financial information; (c) contract proposals, or bidding information; (d) business plans and training and operations methods and manuals; (e) personnel records; (f) information concerning fee structures; and (g) management systems, policies or procedures, including related forms and manuals. Confidential Information shall not include any information (i) which is disclosed pursuant to subpoena or other legal process, (ii) which has been publicly disclosed, (iii) which subsequently becomes known to a third party not subject to a confidentiality agreement with the Buyer or the Company, or (iv) which is subsequently disclosed by any third party not in breach of a confidentiality agreement with Buyer or the Company.

          "Contracts" has the meaning specified in Section 3.15.
                                                   ------------

          "Cosich" has the meaning specified in the first paragraph of this Agreement.

          "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          "Effective Date" has the meaning specified in Section 2.4.
                                                        -----------

          "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, restrictive covenant or other restrictions of any kind.

          "Environmental Obligations" has the meaning specified in Section 3.12.
                                                                   ------------

          "Equitable Exceptions" has the meaning specified in Section 3.6.
                                                              -----------

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Agent" means Chicago Title & Trust Company.

          "Escrow Agreement" means the Escrow Agreement dated as of the Closing Date by and among the Sellers, Buyer and the Escrow Agent in substantially the same form as Exhibit A.
             ---------

          "Escrow Period" means the period commencing on the Closing Date and ending on the first anniversary of the Closing Date.

          "Escrow Fund" means the deliveries made to the Escrow Agent pursuant to the Escrow Agreement as specified in Sections 2.3(b) and (c).
                                        ---------------     ---

          "Executive Agreement" means the executive agreement dated as of the Closing Date by and among Cosich, the Company and Buyer in the form of Exhibit
                                                                       -------
F.

          "Final Determination" has the meaning specified in Section 2.7.
                                                             -----------

          "Financial Statements" has the meaning specified in Section 3.7.
                                                              -----------

          "Funded Indebtedness" means all (i) indebtedness of the Company for borrowed money or other interest-bearing indebtedness; (ii) capital lease obligations of the Company which are accrued or required to be accrued under GAAP; (iii) obligations of the Company to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable or accrued expenses in the ordinary course of business on no more than 120 day payment terms; (iv) indebtedness of others guaranteed by the Company or secured by an Encumbrance on any of the Company's assets; (v) indebtedness of the Company under extended credit terms of more than 30 days from manufacturers provided to the Company; or (vi) any receivables owed by the Company to the Sellers.

          "GAAP" shall mean generally accepted accounting principles, as consistently applied by the Company.

          "Global Stock" means the common stock, par value $.01 per share of Buyer.

          "Global Stock Agreement" means the Global Stock Agreement dated as of the Closing Date between Buyer and Sellers.

          "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body.

          "Governmental Permits" has the meaning specified in Section 3.10.
                                                              ------------

          "IRS" means the Internal Revenue Service.

          "Independent Accountants" has the meaning specified in Section 2.7.
                                                                 -----------

          "Intellectual Property" has the meaning specified in Section 3.11.
                                                               ------------

          "Key Employee" has the meaning specified in Section 3.18.
                                                      ------------

          "Knowledge of the Company and Sellers" has the meaning specified in

Section 3.6.
-----------

          "Last Dispute Date" means the date which is thirty (30) days after the Sellers have received the Closing Balance Sheet.

          "Material Adverse Change" or "Material Adverse Effect" means a material adverse change or effect on the assets, properties, Business, operations, liabilities, or financial condition of the Company. In determining whether a "Material Adverse Change" or "Material Adverse Effect" has occurred, the quantitative amounts set forth at the end of Article III shall be conclusive.
                    -----------

          "Mokszycki" has the meaning specified in the first paragraph of this Agreement.

          "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. (S)(S) 651 et seq., any amendment thereto, and any regulations promulgated thereunder.
    -- ---

          "Permitted Exception" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value or the existing use of the property affected by such lien or imperfection, and (d) Encumbrances listed or referred to on Schedule 1.1-A.
               --------------

          "Permitted Funded Indebtedness" means the Funded Indebtedness listed or referred to as "permitted" on Schedule 1.1-B.
                                 --------------

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

          "Preliminary Closing Balance Sheet" shall mean the Company's best estimate of the Company's balance sheet as of the Effective Date. The Preliminary Closing Balance Sheet shall be delivered to Buyer not less than three (3) nor more than five (5) days prior to the Closing Date.

          "Promissory Notes" means the promissory notes of Buyer referred to in Sections 2.3(a) and (c) below in substantially the same form as Exhibit I.
---------------     ---                                         ---------

          "Purchase Price" has the meaning specified in Section 2.2.
                                                        -----------

          "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C.
(S)(S) 6901 et seq., and any successor statute, and any regulations promulgated
            -- ---
thereunder.

          "Requirements of Laws" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

          "Sellers" has the meaning set forth in the first paragraph of this Agreement.

          "Seller Documents" has the meaning specified in Section 3.6.
                                                          -----------

          "Seller Indemnifiable Costs" has the meaning specified in Section 8.2.
                                                                    -----------

          "Seller Indemnified Parties" has the meaning specified in Section 8.2.
                                                                    -----------

          "Shares" means all of the issued and outstanding shares of the capital stock of the Company.

          "Stock" has the meaning specified in Section 2.3(b).
                                               --------------

          "Tax" or "Taxes" means any federal, state, local or foreign income, alternative or add-on minimum, gross income, gross receipts, windfall profits, severance, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, transfer, goods and services, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed thereon by any Governmental Body.

          "Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.



                                   ARTICLE II
                    AGREEMENT OF PURCHASE AND SALE; CLOSING

        2.1  Agreement to Sell and Purchase.  Upon the basis of the
             ------------------------------
representations, warranties, covenants and agreements, for the consideration, and subject to the terms and conditions set forth in this Agreement, the Sellers agree to sell the Shares to Buyer at the Closing and Buyer agrees to purchase the Shares from the Sellers at the Closing.

        2.2  Purchase Price.  The total potential purchase price for the Shares
             --------------
(the "Purchase Price") shall be equal to $16,212,000 ($8,337,000 to Cosich and $7,875,000 to Mokszycki), subject to any adjustment required to be made pursuant to Section 2.6 or Section 2.8 below.
   -----------    -----------

        2.3  Payment of Purchase Price.  The Purchase Price shall be payable by
             -------------------------
Buyer at the Closing as follows:

            (a) $14,512,000 of the Purchase Price, as adjusted in accordance with Section 2.6 below, will be paid by Buyer at the Closing in the form
             -----------
        of Promissory Notes of Buyer for a total of $14,512,000 due on January 5, 1999 and bearing interest from the Closing Date until due at a rate of 6% per annum and, if not paid when due, thereafter until paid at a rate of 17% per annum (one Promissory Note for $7,412,000 for Cosich and one Promissory Note for $7,100,000 for Mokszycki) and delivered to the Sellers;

            (b) $1,200,000 of the Purchase Price shall be paid by Buyer at the Closing in the form of 63,471 shares of Global Stock (the "Stock") (42,314 shares of Global Stock to Cosich and 21,157 shares of Global Stock to Mokszycki) and delivered to the Escrow Agent on or prior to January 5, 1999 to be held and disbursed in accordance with the terms of the Escrow Agreement;

            (c) $500,000 of the Purchase Price will be paid by Buyer at the Closing in the form of Promissory Notes of Buyer for a total of $500,000 due on January 5, 1999 and bearing interest from the Closing Date until due at a rate of 6% per annum and, if not paid when due, thereafter until paid at a rate of 17% per annum (one Promissory Note for $125,000 for Cosich and one Promissory Note for $375,000 for Mokszycki) and delivered to the Escrow Agent to be held in escrow in accordance with the terms of the Escrow Agreement.

        2.4  Closing.  The Closing of the purchase and sale of the Shares
             -------
contemplated by this Agreement shall take place at the offices of Butler, Rubin, Saltarelli & Boyd in Chicago, Illinois on December 22, 1998, or at such other date and time as the parties shall agree (the "Closing Date"), effective as of December 1, 1998 (the "Effective Date").

        2.5  [Intentionally Left Blank].
             --------------------------

        2.6  [Intentionally Left Blank]
             --------------------------

        2.7  Closing Review.  Within 120 days following the Closing Date, there
             --------------
shall be delivered to the Sellers a balance sheet of the Company (the "Closing Balance Sheet") of the Company at and as of the Closing Date together with supporting schedules and work papers. The Closing Balance Sheet shall be prepared in accordance with GAAP by Buyer, in accordance with the Closing Working Capital Calculation attached as Annex A hereto. In the event that either
                                        -------
Seller disputes any items on the Closing Balance Sheet prior to the Last Dispute Date, the parties shall jointly select and retain an independent "Big Five" accounting firm (the "Independent Accountants") to review the disputed item(s) on the Closing Balance Sheet. The final determination of such disputed item(s) by the Independent Accountants shall be binding on the parties for purposes of determining Adjusted Working Capital and any Cash Shortfall as of the Closing Date (the "Final Determination"). The cost of retaining the Independent Accountants shall be borne, on a 50-50 basis, between the Buyer and the Seller(s) initiating such dispute.

        2.8  Post-Closing Purchase Price Adjustment.  In the event that the
             --------------------------------------
Adjusted Working Capital as reflected on the Closing Balance Sheet or, if either Seller has disputed any item(s) in the Closing Balance Sheet, in the Final Determination, is less than the Adjusted Working Capital Target, then the Purchase Price will be adjusted downward, on a dollar-for-dollar basis, by the amount by which the Adjusted Working Capital so reflected is less than the Adjusted Working Capital Target. In the event that there is any Cash Shortfall as reflected on the Closing Balance Sheet or, if either Seller has disputed any item(s) in the Closing Balance Sheet, in the Final Determination, then the Purchase Price will be adjusted downward, on a dollar-for-dollar basis, by the amount of the Cash Shortfall. Any downward post closing adjustment payable by the Sellers to Buyer made in accordance with this Section 2.8 shall be allocated and paid in accordance with
                     -----------
Schedule 2.8 hereto.
------------

        2.9  Cosich Children's Trusts.  On or prior to January 5, 1999, the
             ------------------------
Company shall pay to the Cosich Children's Trusts the sum of $788,000 in respect of their Capital Account Balances Due, together with interest at the rate of 6% per annum from the Closing Date until January 5, 1999 and, if not paid by January 5, 1999, with interest at the rate of 17% per annum thereafter until paid or, if less, the maximum rate permitted by law.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND THE SELLERS

     The Company and the Sellers jointly and severally represent and warrant to Buyer that:

        3.1  Capitalization.  The authorized capital stock of the Company
             --------------
consists of 10,000 shares of Company Stock, 4,000 of which are issued and outstanding. All of the Shares are duly authorized, validly issued, fully paid, and nonassessable. All of the Shares are owned of record and beneficially by the Sellers as follows: Cosich - 2,000 shares and Mokszycki - 2,000 shares. None of the Shares was issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any Person. The Sellers own all of the issued and outstanding capital stock of the Company.

        3.2  No Liens on Shares.  The Sellers own the Shares, free and clear of
             ------------------
any Encumbrances other than the rights and obligations arising under this Agreement, and none of the Shares is subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and none of the Shares is subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws. At Closing, the Sellers will have full power and authority to convey good and marketable title to the Shares, free and clear of any Encumbrances.

        3.3  Other Rights to Acquire Capital Stock.  Except as set forth in this
             -------------------------------------
Agreement, there are no authorized or outstanding warrants, options, or rights of any kind to acquire from the Company any equity or debt securities of the Company, or securities convertible into or exchangeable for equity or debt securities of the Company, and there are no shares of capital stock of the Company reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require the Company to issue, sell or deliver any additional shares of its capital stock.

        3.4  Due Organization.  The Company is a corporation duly organized,
             ----------------
validly existing, and in good standing under the laws of the State of Illinois and has full corporate power and authority to carry on the Business as now conducted. Complete and correct copies of the Articles of Incorporation and Bylaws of the Company, and all amendments thereto, have been heretofore delivered to Buyer. The Company is qualified to do business in the States of Illinois and Indiana, the only States in which the nature of the Business or the ownership of its properties requires such qualification and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

        3.5  Subsidiaries.  The Company does not, directly or indirectly have
             ------------
any subsidiaries or any direct or indirect equity ownership interests in any Person. The Sellers do not own any Person, other than the Company, engaged in the Business.

        3.6  Due Authorization.  The Company and the Sellers each have full
             -----------------
power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, the Global Stock Agreement and the Escrow Agreement (collectively, the "Seller Documents") have been duly and validly authorized by all necessary corporate action of the Company. The Seller Documents have been duly and validly executed and delivered by the Company and/or the Sellers, as the case may be, and constitute valid and binding obligations of the Company and/or the Sellers, as the case may be, enforceable in accordance with their terms, except to the extent that enforceability may be limited by (i) laws affecting creditors' rights and debtors' obligations generally and (ii) legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief (the "Equitable Exceptions"). Except for the Equitable Exceptions and assuming all consents to the consummation of the transactions contemplated hereby set forth on Schedule
                                                                      --------
3.6 are obtained, the execution, delivery, and performance of the Seller
---
Documents by the Company and/or the Sellers, as the case may be: do not (a) to the knowledge of the Company's directors and officers and the Sellers ("Knowledge of the Company and the Sellers") violate any Requirements of Laws or any Court Order of any Governmental Body applicable to the Company or the Sellers, or their respective property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any material agreement to which the Company or the Sellers are a party, or to the Knowledge of the Company and the Sellers by which any of them or any of their respective property is bound, (c) permit the acceleration of the maturity of any material indebtedness of, or material indebtedness secured by the property of, the Company or the Sellers, or (d) violate or conflict with any provision of the articles of incorporation or bylaws of the Company. No representation or warranty is made by Sellers or the Company with respect to the Executive Agreement.

        3.7  Financial Statements.  The following Financial Statements
             --------------------
(collectively the "Financial Statements") of the Company have been delivered to Buyer by the Company: balance sheets of the Company as of December 31, 1996, December 31, 1997 and November 30, 1998, and statements of income of the Company for the fiscal years ending December, 1996 and December 31, 1997 and for the eleven month period ending November 30, 1998. Except as disclosed on Schedule
                                                                     --------
3.7, the Financial Statements have been prepared in accordance with GAAP
---
throughout the periods indicated and fairly present in all material respects the financial position, results of operations and changes in financial position of the Company as of the indicated dates and for the indicated periods, subject (in the case of the November 30, 1998 Financial Statements) to year end accruals made in the ordinary course of the Business which are consistent with past practices. Except to the extent reflected or provided for in the November 30, 1998 Financial Statements and obligations and liabilities incurred in the ordinary course of business since November 30, 1998. Except as disclosed on Schedule 3.7, the Company has no
                                          ------------
Material liabilities required by GAAP to be reflected on the Company's balance sheet (whether absolute, accrued, contingent or otherwise), except such liabilities which are accrued or reserved against in the November 30, 1998 Financial Statements, including without limitation any accounts payable or service liabilities of the Company incurred prior to the Closing Date, other than liabilities incurred in the ordinary course of the Business since November 30, 1998. Except as disclosed on Schedule 3.8A and except as disclosed in the
                                 -------------
Company's November 30, 1998 Balance Sheet, since December 31, 1997, there has been no Material Adverse Change in the financial condition or results of operations of the Company or, to the Knowledge of the Company and Sellers, the future prospects of the Company.

        3.8  Certain Actions.  Since December 31, 1997, the Company has not,
             ---------------
except as disclosed on Schedule 3.8A hereto or any of the Financial Statements:
                       -------------
(a) discharged or satisfied any Material Encumbrance or paid any Material obligation or liability, absolute or contingent, other than in the ordinary course of the Business; (b) paid or declared any dividends or distributions, or purchased, redeemed, acquired, or retired any stock or indebtedness from any stockholder (other than distributions to pay estimated income taxes of the Sellers associated with the income of the Company); (c) made or agreed to make any loans or advances or guaranteed or agreed to guarantee any loans or advances to any party whatsoever except for employee loans and advances in the ordinary course of the Business consistent with past practices; (d) suffered or permitted any Material Encumbrance other than Permitted Exceptions to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible; (e) canceled, waived, or released or agreed to cancel, waive, or release any of its receivables, rights, or claims against third parties in excess of $15,000 individually or $50,000 in the aggregate; (f) sold, assigned, pledged, mortgaged, or otherwise transferred, or suffered any Material damage, destruction, or loss (whether or not covered by insurance) to, any Material assets (except in the ordinary course of the Business); (g) amended its charter or bylaws in any way materially adverse to Buyer; (h) paid or made a commitment to pay any severance or termination payment to any employee or consultant that would in the aggregate be Material following the Closing Date; (i) made any material change in its method of management or operation or method of accounting; (j) made any capital expenditures that in the aggregate are Material, or entered into commitments therefor; (k) made any investment or commitment therefor in any Person; (l) made any payment or contracted for the payment of any bonus or other compensation or personal expenses, other than (i) wages and salaries and business expenses paid in the ordinary course of the Business, and (ii) wage and salary adjustments made in the ordinary course of the Business for employees who are not officers, directors, or shareholders of the Company; (m) made, amended, or entered into any written employment contract except in the ordinary course of the Business or created or made any material change in any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement; (n) materially amended or experienced a termination of any material contract, agreement, lease, franchise or license to which the Company is a party that would or could reasonably be expected to have a Material Adverse Effect, except in the ordinary course of the Business; or (o) entered into any other material transactions that would or could reasonably be expected to have a Material Adverse Effect except in the ordinary course of the Business. Since December 31, 1997, except as disclosed on Schedule 3.8B hereto or any of the Financial
                             -------------
Statements or as contemplated by this Agreement, there has not been (a) any Material Adverse Change with respect to the loss of any Material customers or suppliers of the Company, or in any Material assets of the Company, (b) any Material extraordinary contracts, commitments, orders or rebates outside of the course of the Business, (c) any strike, material slowdown, or demand for recognition by a labor organization by or with respect to any of the employees of the Company, or (d) any shutdown, material slow-down, or cessation of any material operations conducted by, or constituting part of, the Company, nor has the Company agreed to do any of the foregoing.

        3.9  Properties.  Attached hereto as Schedule 3.9 are lists of each
             ----------                      ------------
interest in real property (including, without limitation, leasehold interests) and each item of personal property utilized by the Company in the conduct of the Business having a book value in excess of $15,000 as of November 30, 1998. Except for Permitted Exceptions or as expressly set forth on Schedule 3.9, such
                                                             ------------
real and personal properties are free and clear of Encumbrances. All of the properties and assets Material to and necessary for continued operation of the Business as currently conducted (including, without limitation, books, records, computers and computer software and data processing systems) are owned, leased or licensed by the Company and are reasonably suitable for the purposes for which they are currently being used. To the Knowledge of the Company and Sellers, with the exception of used equipment and inventory valued at no more than $10,000 in the aggregate on the Company's November 30, 1998 Financial Statements, the physical properties of the Company, including the real properties leased by the Company are in all material respects in good operating condition and repair, normal wear and tear excepted, and are free from any defects of a material nature. Except for Permitted Exceptions or as otherwise set forth on Schedule 3.9, the Company has full and unrestricted legal and
             ------------
equitable title to the properties and assets that it owns. The operation of the properties and Business of the Company in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other Requirements of Laws, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except for Permitted Exceptions or as set forth on Schedule 3.9, to the
                                                   ------------
Knowledge of the Company and Sellers, no restrictive covenants, easements, rights-of-way, or regulations of record impair the uses of the properties of the Company for the purposes for which they are now operated.

        3.10  Licenses and Permits.  Attached hereto as Schedule 3.10 is a list
              --------------------                      -------------
of all Material licenses, certificates, privileges, immunities, approvals, franchises, authorizations and permits held or applied for by the Company from any Governmental Body (herein collectively called "Governmental Permits") the absence of which would individually or the in the aggregate have a Material Adverse Effect. The Company has complied in all material respects with the terms and conditions of all such Governmental Permits, and the Company has not received notification from any Governmental Body of violation of any such Governmental Permit or the Requirements of Laws governing the issuance or continued validity thereof other than violations (if any) which would not individually or in the aggregate have a Material

Adverse Effect. To the Knowledge of the Company and Sellers, no Governmental Permit in addition to those listed or referred to on Schedule 3.10, is required
                                                     -------------
from any Governmental Body thereof in connection with the conduct of the Business which Governmental Permit, if not obtained, would have a Material Adverse Effect.

        3.11  Intellectual Property.  Attached hereto as Schedule 3.11 is a list
              ---------------------                      -------------
of all material patents, trademarks, tradenames, registered copyrights, licenses or computer software (other than general commercial software) or applications therefor owned by or registered in the name of the Company or in which the Company has any rights, licenses, or immunities (collectively, the "Intellectual Property"). The Company has furnished Buyer with copies of all license agreements to which the Company is a party, either as licensor or licensee, with respect to any Intellectual Property. Except as described on Schedule 3.11
                                                             -------------
hereto, the Company has good title to or the right to use such Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of their Business, as presently conducted without the payment of any royalty or similar payment. The Company is not materially infringing on any patent right, tradename, copyright or trademark right or other Intellectual Property right of others, and there is no material infringement by others of any such material rights owned by the Company.

        3.12  Compliance with Laws.  The Company has (i) complied in all
              --------------------
material respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to the Business and has filed with the proper Governmental Bodies all material statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which the Company or any of its employees (because of their activities on behalf of the Company) are subject and
(ii) conducted the Business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Clean Air Act, the Clean Water Act, RCRA, the Safe Drinking Water Act, CERCLA, OSHA, the Toxic Substances Control Act and any similar state, local or foreign laws (collectively "Environmental Obligations") and all other federal, state, local or foreign governmental and regulatory requirements, except where any such failure to comply or file would not, in the aggregate, have a Material Adverse Effect. Except as disclosed on Schedule 3.16, no claim
                                                        -------------
has been made in writing by any Governmental Body (and, to the Knowledge of the Company and the Sellers, no such claim is anticipated) to the effect that the Business currently fails to comply, in any material respect, with any Requirements of Laws, Governmental Permit or Environmental Obligation or that a Governmental Permit or Court Order is necessary in respect thereto.

        3.13  Insurance.  Attached hereto as Schedule 3.13 is a list of all
              ---------                      -------------
insurance policies held by or applicable to the Company. To the extent available, copies of the binder for all such insurance policies have been delivered to Buyer. To the Knowledge of the Company and the Sellers, no event relating to the Company has occurred which will result in (i) early cancellation of any such insurance policy; (ii) a material retroactive upward adjustment of premiums under any such insurance policies; or (iii) any material upward adjustment in such premiums under any such insurance policy. To the Knowledge of the

Company and Sellers, all of such insurance policies will remain in full force and effect following the Closing.

        3.14  Employee Benefit Plans.
              ----------------------

        (a)  Employee Welfare Benefit Plans.  Except as disclosed on Schedule
             ------------------------------                          --------
3.14, the Company does not maintain or contribute to any "employee welfare
-----
benefit plan" as such term is defined in Section 3(1) of ERISA. With respect to each such plan, except as would not individually or in the aggregate have a Material Adverse Effect: (i) the plan is in material compliance with ERISA; (ii) the plan has been administered in accordance with its governing documents; (iii) neither the plan, nor any fiduciary with respect to the plan, has engaged in any "prohibited transaction" as defined in Section 406 of ERISA other than any transaction subject to a statutory or administrative exemption; (iv) except for the processing of routine claims in the ordinary course of administration, there is no material litigation, arbitration or disputed claim outstanding; and (v) all premiums due on any insurance contract through which the plan is funded have been paid.

        (b)  Employee Pension Benefit Plans.  Except as disclosed in Schedule
             ------------------------------                          --------
3.14, the Company does not maintain or contribute to any arrangement that is or
----
may be an "employee pension benefit plan" relating to employees, as such term is defined in Section 3(2) of ERISA. With respect to each such plan, except as would not individually or in the aggregate have a Material Adverse Effect: (i) the plan is qualified under Section 401(a) of the Code, and any trust through which the plan is funded meets the requirements to be exempt from federal income tax under Section 501(a) of the Code; (ii) the plan is in material compliance with ERISA; (iii) the plan has been administered in accordance with its governing documents as modified by applicable law; (iv) the plan has not suffered an "accumulated funding deficiency" as defined in Section 412(a) of the Code; (v) the plan has not engaged in, nor has any fiduciary with respect to the plan engaged in, any "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code other than a transaction subject to statutory or administrative exemption; (vi) the plan has not been subject to a "reportable event" (as defined in Section 4043(b) of ERISA), the reporting of which has not been waived by regulation of the Pension Benefit Guaranty Corporation; (vii) no termination or partial termination of the plan has occurred within the meaning of Section 411(d)(3) of the Code; (viii) all contributions required to be made to the plan or under any applicable collective bargaining agreement have been made to or on behalf of the plan; (ix) there is no material litigation, arbitration or disputed claim outstanding; and (x) all applicable premiums due to the Pension Benefit Guaranty Corporation for plan termination insurance have been paid in full on a timely basis.

        (c) Employment and Non-Tax Qualified Deferred Compensation Arrangements. Except as disclosed in Schedule 3.14, the Company does not
                                     -------------
maintain or contribute to any retirement or deferred or incentive compensation or stock purchase, stock grant or stock option arrangement entered into between the Company and any current or former officer, consultant, director or employee of the Company that is not intended to be a tax qualified arrangement under
Section 401(a) of the Code.

        3.15  Contracts and Agreements.  Attached hereto as Schedule 3.15 is a
              ------------------------                      -------------
list and brief description of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness, guarantees, agreements with distributors, suppliers, dealers, franchisors and customers, and service agreements) to which the Company is a party or by which the Company or its properties are bound pursuant to which the obligations thereunder of either party thereto are, or are contemplated as being, for any one contract $50,000 or greater (collectively, the "Contracts"), except purchase orders and other contracts and commitments entered into in the ordinary course of the Business with respect to the sale and purchase of inventory, supplies, products and services. The Company is not and, to Knowledge of the Company and Sellers, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by the Company) under any of the Contracts, and the Company has not waived any right under any of the Contracts, except for any such defaults or waivers, which would not have a Material Adverse Effect. Except for the Equitable Exceptions, all of the Contracts are legal, valid, binding, enforceable and in full force and effect with respect to the Company and, to the knowledge of the Company and Sellers, the other parties thereto, assuming all necessary consents to the consummation of the transactions contemplated herein, as specifically set forth on Schedules 3.9 and 3.15, are obtained, will remain legal, valid, binding,
   -------------     ----
enforceable and in full force and effect on essentially the same terms immediately after the Closing, except to the extent that enforceability may be limited by the Equitable Exceptions. Except as set forth in Schedule 3.15, the
                                                             -------------
Company has not guaranteed any material obligations of any other Person.
Subject to the matters disclosed on Schedule 3.8A, to the Knowledge of the
                                    -------------
Company and the Sellers, no manufacturer of office equipment sold by the Company (with sales by the Company from products distributed by such manufacturer of more than $50,000 per annum) will cease doing business with the Company immediately following the Closing.

        3.16  Claims and Proceedings.  Attached hereto as Schedule 3.16 is a
              ----------------------                      -------------
list of all claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of the Company and Sellers, threatened against or affecting the Company or any of its properties or assets, at law or in equity, or before or by any court, municipality or other Governmental Body. To the Knowledge of the Company and Sellers, except as set forth on Schedule 3.16, none of such claims,
                                            -------------
actions, suits, proceedings, or investigations, if adversely determined, will result in any Material liability or loss to the Company. To the Knowledge of the Company and Sellers, the Company has not been and the Company is not now, subject to any Court Order, stipulation, or consent of or with any court or Governmental Body. No inquiry, action or proceeding has been instituted or, to the Knowledge of the Company and Sellers, threatened or asserted against the Sellers or the Company to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof.

        3.17  Taxes.  Except as disclosed on Schedule 3.17:
              -----                          -------------
        (a) All Federal, foreign, state, county and local income, gross receipts, excise, property, franchise, license, sales, use, withholding and other Taxes due from the Company on or before the Closing will have been paid and all Tax Returns which are required to be filed by the Company on or before the Closing will have been filed within the time and in the manner provided by law, and all such Tax Returns are true and correct in all material respects and accurately reflect in all material respects the Tax liabilities of the Company. No Tax Returns of the Company are presently subject to an extension of the time to file. All Taxes, assessments, penalties, and interest of the Company which have become due pursuant to such Tax Returns or any assessments received have been paid or adequately accrued on the Company's financial statements. The provisions for Taxes reflected on the balance sheets contained in the Financial Statements are adequate to cover all of the Company's Tax liabilities for the respective periods then ended and all prior periods. The Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes, and there are no pending or, to the Knowledge of the Company and Sellers, threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such Taxes. For Governmental Bodies with respect to which the Company does not file Tax Returns, no such Governmental Body has given the Company written notification that the Company is or may be subject to taxation by that Governmental Body. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, shareholder, creditor, independent contractor or other party. There are no Tax liens on any of the property or assets of the Company. The Company (and any predecessor of the Company) has been a validly electing S corporation within the meanings of Sections 1361 and 1362 of the Code at all times since the date of its incorporation, and the Company will be an S corporation until and including the Closing Date.

        (b) Neither the Company nor any other corporation has filed an election under Section 341(f) of the Code that is applicable to the Company or any assets held by the Company. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement. The Company has not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated group during any part of a return year any corporation other than the Company also was a member of the affiliated group. No Seller (A) has been a member of an affiliated group, as defined in Section 1504(a) of the Code, filing a consolidated federal income Tax Return (other than a group the common parent of which was any Seller) and
(B) has any Liability for the Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

        (c) The Company has not, in the past ten (10) years, (i) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined in whole or in part by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any other corporation that is a qualified subchapter S subsidiary.

        (d) The Company has not had at any time during the Company's existence owned any subsidiaries (including any "qualified subchapter S subsidiaries" within the meaning of Section 1361(b)(3)(13) of the Code).

        3.18 Personnel. Attached hereto as Schedule 3.18 is a list of the names
             ---------                     -------------
and compensation (through December 15, 1998) of the directors and executive officers of the Company, and of the employees of the Company whose annual rates of compensation during the fiscal year ended December 31, 1997 (including base salary, bonus and incentive pay) exceed (or during the fiscal year ending December 31, 1998 are expected to exceed) $60,000 (the "Key Employees").
Schedule 3.18 also lists the company automobile, club membership, and other like
-------------
benefits, if any, paid or payable to the Key Employees in or for 1998. Since June 30, 1998, the Company has not changed the employment compensation, benefits or consulting payments to the Sellers, except as disclosed on Schedule 3.18
                                                              -------------
hereto. Schedule 3.18 also contains a brief description of all material terms of
        -------------
employment agreements with officers and managers of the Company to which the Company is a party and all severance benefits which any director, officer or employee of the Company is or may be entitled to receive under any contract with the Company. To the Knowledge of the Company and Sellers, the employee relations of the Company are generally good and there is no pending or threatened labor dispute or union organization campaign. To the Knowledge of the Company and Sellers, none of the employees of the Company are represented by any labor union or organization. Except as disclosed on Schedule 3.16, the Company is in
                                        -------------
compliance in all material respects with all Requirements of Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practices. To the Knowledge of the Company and Sellers, each of the Key Employees (other than Mokszycki and, in the case of Cosich, subject to the provisions of the Executive Agreement) intends to remain employed by the Company after the consummation of the transactions contemplated hereby. There is no unfair labor practice claim against the Company before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the Knowledge of the Company and the Sellers, threatened against or involving the Company, and none has occurred.


        3.19  Business Relations.  To the Knowledge of the Company and the
              ------------------
Sellers, except as disclosed on Schedule 3.19, no customer representing 1% or
                                -------------
more of the Company's revenues for the eleven months ended November 30, 1998 and no supplier or vendor representing 1% or more of the Company's purchases for the eleven months ended November 30, 1998 has advised the Company that it will cease doing business with the Company or materially modify its manner of doing business with the Company if Buyer acquires the Company. Neither the Sellers nor the Company has received any notice of any material disruption (including delayed deliveries or allocations by suppliers) in the availability of any portion of the products used by the Company nor is the Company or the Sellers aware of any facts which have lead them to believe that the Business will be subject to any such material disruption.

        3.20  Accounts Receivable.  All of the accounts, notes, and loans
              -------------------
receivable that have been recorded on the books of the Company are bona fide and represent amounts validly due for goods sold or services rendered and all such amounts (net of any allowance for doubtful accounts, writeoffs or writedowns reflected on the Company's books and records as of the Closing Date) will be collected in full within 180 days following the Closing Date. Except for Permitted Exceptions, (a) all of such accounts, notes, and loans receivable are free and clear of any Encumbrances; (b) no claims of offset have been asserted in writing against any of such accounts, notes, or loans receivable; and (c) none of the obligors of such accounts, notes, or loans receivable has given written notice that it will or may refuse to pay the full amount or any portion thereof.

        3.21  Bank Accounts.  Attached hereto as Schedule 3.21 is a list of all
              -------------                      -------------
banks or other financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith. The Company currently has at least $100,000 in cash (after including checks deposited to the Company's bank accounts and currently in the process of collection and including outstanding checks written on the Company's bank accounts but not yet charged against the Company's bank accounts), and, except for Permitted Funded Indebtedness, the Company currently has no Funded Indebtedness.

        3.22  Warranties.  Except for warranty claims that are typical and in
              ----------
the ordinary course of the Business, no written claim for breach of product or service warranty to any customer has been made against the Company since January 1, 1997. To the Knowledge of the Company and Sellers, no state of facts exists, and no event has occurred, which could reasonably be expected to form the basis of any present claim against the Company for liability on account of any express or implied warranty to any third party in connection with products sold or services rendered by the Company, except for warranty claims which are typical and in the ordinary course of the Business.

        3.23  Brokers.  Neither the Company nor the Sellers have engaged, or
              -------
caused to be incurred any liability to, any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

        3.24  Interest in Competitors, Suppliers, Customers, Etc..  No officer,
              ----------------------------------------------------
director, or shareholder of the Company or any spouse of any such officer, director, or shareholder, has any equity ownership interest in any competitor, supplier, or customer of the Company (other than ownership of securities of a publicly-held corporation of which such Person owns, or has real or contingent rights to own, less than one percent of any class of outstanding securities) or any property used in the operation of the Business.

        3.25  Indebtedness To and From Officers, Directors, Shareholders, and
              ---------------------------------------------------------------
Employees. Attached hereto as Schedule 3.25 is a list of all indebtedness of the
---------
Company to officers, directors, shareholders, and employees of the Company and all indebtedness of officers, directors, shareholders, and employees of the Company to the Company, excluding indebtedness for travel, entertainment and other customary and expenses in the ordinary course of the Business consistent with past practices.

        3.26  [Intentionally Left Blank].
              --------------------------

        3.27  Information Furnished.  The Company and the Sellers have made
              ---------------------
available to Buyer true and correct copies of all material corporate records of the Company and all material agreements, documents, and other items listed on the Schedules to this Agreement, and, to the Knowledge of the Company and Sellers neither this Agreement, the Schedules hereto, nor any written information, instrument, or document delivered to Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

For purposes of this Agreement, the term "Material" or "material" shall, where appropriate in context of its use, be deemed to mean an amount of money greater than $65,000. The terms "Material Adverse Change," "material adverse trend," "Material Adverse Effect," or any other term of like import shall mean the occurrence of any single event, or any series of related events, or set of related circumstances, which proximately causes an actual, direct economic loss to the Company, taken as a whole, in excess of $65,000 per occurrence or $100,000 in the aggregate.


                                  ARTICLE IV
                    BUYER'S REPRESENTATIONS AND WARRANTIES

        Buyer represents and warrants to the Sellers as follows:

        4.1  Due Organization.  Buyer is a corporation duly organized, validly
             ----------------
existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted. Complete and correct copies of the Articles of Incorporation and Bylaws of the Buyer, and all amendments thereto, have been heretofore delivered to Sellers.

        4.2  Due Authorization. The Buyer has full power and authority
             -----------------
to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, the Executive Agreement, the Escrow Agreement, the Global Stock Agreement, and the Promissory Notes (collectively, the "Buyer Documents") have been duly and validly authorized by all necessary corporate action of the Buyer. The Buyer Documents have been duly and validly executed and delivered by the Buyer, constitute valid and binding obligations of the Buyer, enforceable in accordance with their terms, except to the extent that enforceability may be limited by the Equitable Exceptions. Except for the Equitable Exceptions, the execution, delivery, and performance of the Buyer Documents by the Buyer: do not (a) to the knowledge of the Buyer's directors and officers violate any Requirements of Laws or any Court Order of any Governmental Body applicable to the Buyer or any of its subsidiaries or its or any of its subsidiaries' property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any material agreement to which the Buyer or any of its subsidiaries is a party, or to the knowledge of the Buyer's or any of its subsidiaries' directors and officers by which Buyer or any of its subsidiaries or its or any of its subsidiaries' property is bound, (c) permit the acceleration of the maturity of any material indebtedness of, or material indebtedness secured by the property of, the Buyer or any of its subsidiaries, or (d) violate or conflict with any provision of the certificate of incorporation or bylaws of the Buyer. Buyer will cause the Company to approve the Executive Agreement by approval of the Company's board of directors.

        4.3  No Brokers. Neither Buyer nor any of its subsidiaries has engaged
             ----------
or caused to be incurred any liability to, any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

        4.4  Investment. Buyer is acquiring the Shares solely for investment
             ----------
purposes and for its own account and not with a view to the distribution thereof and will not sell, transfer, assign or otherwise dispose of the Shares in violation of any Requirements of Laws.

        4.5  Information Furnished.  To the knowledge of Buyer's directors and
             ---------------------
officers, neither this Agreement, nor any written information, instrument, or document delivered to the Company or the Sellers by Buyer in connection with this Agreement and the transactions contemplated hereby contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, as the case may be, not misleading.


                                   ARTICLE V
                          [INTENTIONALLY LEFT BLANK]

                                  ARTICLE VI
                            POST-CLOSING COVENANTS

        6.1  General. In case at any time after the Closing any further
             -------
action is legally necessary or reasonably desirable (as determined by Buyer and the Sellers) to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII below). The Sellers and Buyer acknowledge and agree that from and after the Closing, Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company, which shall be maintained at the chief executive office of the Company; provided, however, that the Sellers shall be entitled to reasonable access to and to make copies of such books and records at their sole cost and expense, and Buyer will maintain all of the same for a period of at least seven (7) years after Closing.

        6.2  Transition.  For a period of three (3) years following Closing,
             ----------
the Sellers will not make statements intentionally disparaging the Company that are primarily designed or intended to have the effect of discouraging any material lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relations with the Company after the Closing as it currently maintains with the Company.

        6.3  Confidentiality. For a period of three (3) years from and
             ---------------
after the Closing Date, the Sellers will (i) treat and hold as such all Confidential Information, (ii) refrain from using any of the Confidential Information except in connection with this Agreement, as an employee of the Company, or otherwise for the intended benefit of the Company, Buyer or its subsidiaries, and (iii) deliver promptly to Buyer or destroy, at the written request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in their possession, except as otherwise permitted herein or as required to preserve, defend, protect and enforce their rights hereunder. In the event that any Seller is requested or required (by oral question or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal proceeding) to disclose any Confidential Information, such Seller will notify Buyer promptly of the request or requirement.

        6.4  Covenant Not to Compete.  For and in consideration of the
             -----------------------
allocation of $150,000 of the Purchase Price paid to the Sellers by Buyer, each Seller covenants and agrees, for a period of three (3) years from and after the Closing Date, that he will not, directly or indirectly without the prior written consent of Buyer, for or on behalf of any entity:

             (a) become interested or engaged, directly or indirectly, as a shareholder, bondholder, creditor, officer, director, partner, agent, contractor with, employer or representative of, or in any manner associated with, or give financial, technical or other assistance to, any Person, firm or corporation for the purpose of engaging in the Business in competition with the Company, Buyer or their respective affiliates within Cook, DuPage, Lake, McHenry or Will Counties in the State of Illinois or Lake or Porter Counties in the State of Indiana (the "Current Trade Area");

              (b) enter into any agreement with, service, assist or solicit the business of any current customers (i.e., all customers of the Company within the last three years) for the purpose of providing office equipment sales or service to such customers in competition with the Company in the Current Trade Area or to cause them to reduce or end their business with the Company in the Current Trade Area; or

               (c) enter into any agreement with, or solicit the employment of any current employees, consultants or representatives of the Company for the purpose of causing them to leave the employment of the Company to accept employment in the Current Trade Area;

provided, however, that ownership of less than one percent (1%) of the outstanding stock of any publicly-traded corporation shall be deemed to be in a violation of this Section 6.4 and provided, further, that the covenant not to
                  -----------
compete set forth in paragraph (a) above shall not
                     -------------
apply to Mokszycki if and only if Mokszycki owns or operates a copier dealer business that has less than $4,000,000 in annual sales revenue (at the time he acquires such business and for at least one year thereafter) and does not sell any copiers or facsimile machine brands sold by the Company as of the Closing Date. Notwithstanding the foregoing, Mokszycki shall not (and shall be deemed to have breached this Section 6.4) in the event he violates either paragraph (b) or
                   -----------                                  -------------
paragraph (c) above or in the event he utilizes any name similar to the
-------------
corporate names or tradenames of the Company, Buyer or any of their affiliates or any trademark or service mark similar to those of the Company, Buyer or any of their respective affiliates. In addition, Sellers shall cease to have any obligations under this Section 6.4 if there is a breach of Section 2.9 or any of
                       -----------                         -----------
the Promissory Notes is not paid when due and any such breach or nonpayment is not cured within fifteen (15) days of delivery of written notice of such breach or nonpayment to Buyer.


         6.5   Additional Matters.
               ------------------

               (a) The Sellers shall cause the Company to file with the appropriate governmental authorities all federal, state and local income Tax Returns required to be filed by it for any taxable period ending prior to the Closing Date and the Company shall remit any Taxes due in respect of such Tax Returns. In addition, the Sellers shall cause Mulcahy Pauritsch Salvador & Co., Limited to prepare a short period tax return for the Company covering the period from January 1, 1998 through November 30, 1998. The cost of preparation of such short period tax return shall be paid for by the Sellers.

               (b) Buyer and the Sellers recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by Buyer and/or the Company to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Buyer agree to cause the Company to (A) use its best efforts to properly retain and maintain such records for a period of seven (7) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations with respect to such year, whichever is later, and (B) allow each Seller and his agents and representatives at times and dates mutually acceptable to the parties, to reasonably inspect, review and make copies of such records from time to time, such activities to be conducted during normal business hours and at the inspecting party's expense.

               (c)  Section 338(h)(10) Election.  The Sellers and Buyer shall
                    ---------------------------
join in making a timely election (but in no event later than 180 days following the Closing) under Section 338(h)(10) of the Code (including the prerequisite election under Section 338 of the Code) and any similar state law provisions in all applicable states which permit corporations to make such elections, with respect to the sale and purchase of the Shares pursuant to this Agreement, and each party shall provide the others all necessary information to permit such elections to be made. Buyer and the Sellers shall, as promptly as practicable following the Closing Date, take all actions necessary and appropriate (including filing such forms, returns, schedules and other documents as may be required) to effect and preserve timely elections; provided, however, that Buyer shall be the party responsible for preparing and filing the forms, returns, schedules and other documents necessary for making an effective and timely election. All Taxes attributable to the elections made pursuant to this
Section 6.5(c) shall be the liability of the Sellers; provided, however, that
--------------
(i) Buyer shall make a one-time payment to each Seller prior to such election to reimburse each Seller for any additional Taxes and other reasonable costs solely as a result of such election, (ii) said reimbursement shall be grossed up so that the Sellers will be made whole, after all Taxes on amounts paid to Sellers under clause (i) above and this clause (ii), for such additional Taxes and other costs, and (iii) the one-time reimbursement payment required under (i) and (ii) above shall be in an amount mutually agreed upon by Sellers and Buyer; and provided, further, that in the event the actual additional Taxes that a Seller incurs as a result of such election are less than or greater than the additional Taxes that such Seller is expected to incur as a result of such election, Buyer shall pay such Seller or such Seller shall pay Buyer an additional amount sufficient to make such Seller whole or to make Buyer whole, as the case may be, after Taxes and taking after taking into account the initial payment to such Seller under the preceding proviso, for such additional or lesser Taxes. In connection with such elections, within sixty (60) days following the Closing Date, Buyer and the Sellers shall act together in good faith to determine and agree upon the "deemed sales price" to be allocated to each asset of the Company in accordance with Treasury Regulation Section 1.338(h)(10)-1(f) and the other regulations under Section 338 of the Code. Notwithstanding the generality of immediately preceding sentence, Buyer and the Sellers agree that the "deemed sales price" shall be allocated to the monetary assets of the Company at their fair market value as of the Effective Date, $150,000 shall be allocated to the covenant not to compete contained in Section 6.4 hereof, and the balance of the
                                     -----------
"deemed sales price" shall be allocated to the fixed assets, goodwill and other intangible assets of the Company. Buyer shall report the tax consequences of the transactions contemplated by this Agreement consistently with such allocations and shall not take any position inconsistent with such allocations in any Tax Return or otherwise. In the event that Buyer and the Sellers are unable to agree as to such allocations, Buyer's reasonable positions with respect to such allocations shall control. The Sellers shall be liable for, and shall indemnify and hold Buyer and the Company harmless against, any Taxes or other costs attributable solely to (i) a failure on the part of any Seller to take all actions required of him under this Section 6.5(c); or (ii) a failure on the part
                                   --------------
of the Company to qualify, at or prior to the Closing, as an "S corporation" for federal and/or state income Tax purposes.

                                  ARTICLE VII
           CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING

        7.1  Conditions to Buyer's Obligations.  The obligation of Buyer under
             ---------------------------------
this Agreement to consummate the Closing is subject to the conditions that:

             (a)  Covenants, Representations and Warranties.  The Company and
                  -----------------------------------------
the Sellers shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Closing Date.

              (b)  Consents.  All statutory requirements for the valid
                   --------
consummation by the Company and the Sellers of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals required to be obtained in order to permit the consummation of the transactions contemplated hereby shall have been obtained in form and substance reasonably satisfactory to Buyer, unless such failure could not reasonably be expected to have a Material Adverse Effect. All approvals of the Board of Directors and shareholders of the Company necessary for the consummation of this Agreement and the transactions contemplated hereby shall have been obtained.

              (c) Suppliers/Leases. The Sellers shall have obtained, where
                  ----------------
necessary, the written consent of (i) the Company's Material office equipment suppliers and (ii) the lessors of the Company's facilities to the Landlord Agreement forms and the transactions contemplated by the Agreement, except as specifically waived by Buyer, in which event Sellers shall continue to use their reasonable best efforts to obtain such consents within 30 days after the Closing Date.

              (d) Discharge of Indebtedness and Liens. The Sellers and the
                  -----------------------------------
Company shall have provided for the payment in full by the Company of all Funded Indebtedness of the Company, if any, that is not Permitted Funded Indebtedness. The Sellers shall have also provided for the termination of all Encumbrances of record on the properties of the Company, except for Permitted Exceptions. All liens or UCC filings against the Company other than Permitted Exceptions shall have been terminated as of the Closing.

               (e) Documents to be Delivered by the Sellers and the Company.
                   --------------------------------------------------------
The following documents shall be delivered at the Closing by the Sellers and the Company:

                   (i) Opinion of the Sellers' Counsel. Buyer shall have
                       -------------------------------
              received an opinion of counsel to the each of the Sellers, dated the Closing Date, in substantially the same form as the form of opinion that is Exhibit C hereto.

                  (ii) Certificates.  Buyer shall have received a secretary's
                       ------------
              certificate of the Company executed by officers of the Company, dated the Closing Date, in substantially the same form as the form of certificate that is Exhibit D hereto.

                 (iii) Release.  The Sellers shall have furnished the Company
                       -------
              with a general release in substantially the same form as the form attached as Exhibit E hereto.

                 (iv)  Escrow Agreement.  The Sellers shall have delivered to
                       ----------------
              Buyer at the Closing the duly executed Escrow Agreement required pursuant to Section 2.5 hereof.

                  (v)  Executive Agreements. Cosich shall have duly executed
                       --------------------
              and delivered the Executive Agreement in substantially the same form attached as Exhibit F hereto, pursuant to which he will be employed by the Company following the Closing.

                 (vi)  Building Leases.  The Sellers shall have delivered to
                       ---------------
              Buyer a Landlord Agreement of the landlords of the Company's facilities to Buyer's lenders in substantially the same form as the form attached as Exhibit B hereto, except as specifically waived by Buyer.

                (vii)  Global Stock Agreement.  Sellers shall have duly
                       ----------------------
              executed and delivered to Buyer the Global Stock Agreement in substantially the same form as the form attached hereto as Exhibit
                                                                         -------
              H.
              -

                (viii) Personal Vehicles.  Sellers shall have made arrangements
                       -----------------
              satisfactory to Buyer to assume personal responsibility for any Company-leased vehicles that they use.

                  (ix) Sellers Receivables.  The Sellers shall, and the Company
                       -------------------
              shall have caused, all of the Company's officers, directors and/or employees to have repaid in full all material debts and other obligations, if any, owed to the Company.

                   (x)  Stock Certificates.  The Sellers shall have delivered
                        ------------------
              the Shares accompanied by duly executed stock powers, together with any stock transfer stamps or receipts for any transfer taxes required to be paid thereon.

                  (xi)   Resignations.  The Sellers shall have delivered
                         ------------
              resignations from (i) Cosich as a director of the Company and as trustee of its employee benefit plan and trusts and (ii) Mokszycki as a director, officer, and employee of the Company.

        7.2  Conditions to the Sellers' and the Company's Obligations.  The
             --------------------------------------------------------
obligation of the Sellers and the Company under this Agreement to consummate the Closing is subject to the conditions that:

              (a)  Covenants, Representations and Warranties.  Buyer shall
                   -----------------------------------------
have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by Buyer prior to or at the Closing.

              (b)  Consents.  All statutory requirements for the valid
                   --------
consummation by Buyer of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals shall have been obtained unless such failure shall not have a Material Adverse Effect on the Business. Buyer shall have used its reasonable efforts to have obtained the release of the Sellers from all personal guarantees with respect to the Company.

               (c) Documents to be Delivered by Buyer. The following
                   ----------------------------------
documents shall be delivered at the Closing by Buyer:

                   (i) Certificates. The Sellers shall have received a
                       ------------
            secretary's certificate executed by officers of Buyer, dated the Closing Date, in substantially the same form as the form of certificate that is Exhibit G hereto.

                  (ii) Escrow Agreement. Buyer shall have delivered to the
                       ----------------
            Sellers at the Closing the duly executed Escrow Agreement required pursuant to Section 2.5 hereof.

                 (iii) Executive Agreements. Buyer and the Company shall have
                       --------------------
            duly executed and delivered the Executive Agreement with Cosich in the same form attached as Exhibit F hereto, pursuant to which he will be employed by the Company following the Closing.

                  (iv) Global Stock Agreement. Buyer shall have duly executed
                       ----------------------
            and delivered to Sellers the Global Stock Agreement in substantially the same form as the form attached hereto as Exhibit H.

               (d) Payments to the Sellers and the Company and the Escrow
                   ------------------------------------------------------
Agent. The Sellers and the Escrow Agent shall have received the Purchase Price
-----
for the Shares as contemplated by Section 2.3 (excluding the stock certificates representing the Stock, which certificates shall be delivered on or prior to January 5, 1998 to the Escrow Agent in the names of Sellers to serve as a portion of the Escrow Fund).

                                 ARTICLE VIII
                                INDEMNIFICATION

        8.1  Indemnification of Buyer. Except as provided in Section 8.7, the
             ------------------------                        -----------
Sellers agree to jointly and severally indemnify and hold harmless Buyer and each officer, director, and affiliate of Buyer, including, without limitation, the Company or any successor of the Company (collectively, the "Buyer Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "Buyer Indemnifiable Costs"), which any of the Buyer Indemnified Parties may sustain, or to which any of the Buyer Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default by the Sellers or, prior to Closing, the Company, of or under any of the representations, warranties, covenants, agreements or other provisions of this Agreement, the Escrow Agreement, or the Global Stock Agreement; (B) the assertion and final determination of any claim or liability against the Company or any of the Buyer Indemnified Parties by any Person based upon the facts which form the alleged basis for any litigation required to disclosed on Schedule 3.16, to the extent
                                                  -------------
it should have been, but was not, reserved for in the Company's November 30, 1998 balance sheet in accordance with GAAP; (C) any failure by the Sellers to comply with the provisions of this Agreement after the Closing Date; and (D) the alleged wrongful discharge of Oscar Espitia by the Company .

        8.2  Indemnification of the Sellers. Buyer agrees to indemnify and hold
             ------------------------------
harmless the Sellers and each Seller's executors, personal representatives, heirs, beneficiaries and legatees (collectively, the "Seller Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "Seller Indemnifiable Costs"), which any of the Seller Indemnified Parties may sustain, or to which any of the Seller Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default by Buyer of or under any of the representations, warranties, covenants, agreements or other provisions of this Agreement, the Escrow Agreement, the Global Stock Agreement or the Promissory Notes; (B) any failure by the Company to comply with the provisions of this Agreement after the Closing Date; and (C) any liabilities or obligations of the Sellers for any payment of, or satisfaction of any guarantees by the Sellers of, the Company's obligations after the Closing Date, including, but not limited to the lease liabilities and obligations set forth on Schedule 3.9 hereto.
                                                   ------------

        8.3  Sellers' Defense of Claims. If any legal proceeding shall
             --------------------------
be instituted, or any claim or demand made, against any Buyer Indemnified Party in respect of which the Sellers may be liable hereunder, such Buyer Indemnified Party shall give prompt written notice thereof to the Sellers and, except as otherwise provided in Section 8.6 below, the Sellers shall have the right to
                      -----------
defend, or cause the Company or its successors to defend, any litigation, action, suit, demand, or claim for which it may seek indemnification unless, in the reasonable judgment of Buyer, such litigation, action, suit, demand, or claim, or the resolution thereof, would have an ongoing Material Adverse Effect on the Company not adequately covered by such indemnification, and such Buyer Indemnified Party shall extend reasonable cooperation in connection with such defense, which shall be at the Sellers' expense. In the event the Sellers fail or refuse to defend the same within a reasonable length of time, the Buyer Indemnified Parties shall be entitled to assume the defense thereof, and the Sellers shall be jointly and severally liable to repay the Buyer Indemnified Parties for all expenses reasonably incurred in connection with said defense (including reasonable attorneys' fees and settlement payments) if it is determined that such request for indemnification was proper and the same constitute Buyer Indemnified Costs. If the Sellers shall not have the right to assume the defense of any litigation, action, suit, demand, or claim in accordance with either of the two preceding sentences, the Buyer Indemnified Parties shall have the absolute right to control the defense of and to settle, in Buyer Indemnified Parties' sole discretion such litigation, action, suit, demand, or claim, but each Seller shall be entitled, at his own expense, to participate in such litigation, action, suit, demand, or claim.

        8.4  Buyer's Defense of Claims. If any legal proceeding shall be
             -------------------------
instituted, or any claim or demand made, against any Seller Indemnified Party in respect of which the Buyer may be liable hereunder, such Seller Indemnified Party shall give prompt written notice thereof to the Buyer, the Buyer shall have the right to defend, or cause the Company or its successors to defend, any litigation, action, suit, demand, or claim for which it may seek indemnification unless the Buyer fails or refuses to defend the same within a reasonable length of time, in which event the Seller Indemnified Parties shall be entitled to assume the defense thereof, and the Buyer shall be liable to repay the Seller Indemnified Parties for all expenses reasonably incurred in connection with said defense (including reasonable attorneys' fees and settlement payments) if it is determined that such request for indemnification was proper and the same constitute Seller Indemnified Costs. If the Buyer shall not have the right to assume the defense of any litigation, action, suit, demand, or claim in accordance with the preceding sentence, the Seller Indemnified Parties shall have the absolute right to control the defense of and to settle, in Seller Indemnified Parties' sole discretion such litigation, action, suit, demand, or claim, but Buyer shall be entitled, at its own expense, to participate in such litigation, action, suit, demand, or claim.

        8.5  Escrow Claim.  If any claim for indemnification is made by Buyer
             ------------
pursuant to this Article VIII prior to the expiration of the Escrow Period, Buyer shall first apply to the Escrow Agent for reimbursement of such claim in accordance with the provisions of the Escrow Agreement and exhaust its rights under the Escrow Agreement prior to seeking satisfaction for such claim outside of the Escrow Agreement.

        8.6  Tax Audits, Etc.  In the event of an audit of any Tax Return of
             ---------------
the Company with respect to which a Buyer Indemnified Party might be entitled to indemnification pursuant to Section 8.1, Buyer shall have the right to control
                            -----------
any and all such audits which may result in the assessment of additional Taxes against the Company and any and all subsequent proceedings in connection therewith, including appeals; provided, however, that, notwithstanding the foregoing, in the event of an audit of any Tax Return of the Company related to any period prior to the Closing with respect to which a Seller may be obligated to pay Taxes, Sellers shall have the right to control such audit, but only with respect to issues affecting Taxes that Sellers may be obligated to pay. The Sellers, the Company and Buyer shall each cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith.

        8.7  Limits on Sellers' Indemnification.  Anything in this Agreement
             ----------------------------------
(including, but not limited to, Section 8.1 and 8.3) to the contrary:

             (a) Except in the case of intentional fraud by Cosich or claims for breaches of representations and warranties under Sections 3.1, 3.2 or 3.3,
                                                     -----------------    ---
the liability of Cosich to all Buyer Indemnified Parties for all Buyer Indemnified Costs shall not exceed the lesser of (i) 54.4% of such Buyer Indemnified Costs or (ii) an aggregate of $5,440,000.

              (b) Except in the case of intentional fraud by Mokszycki or claims for breaches of representations and warranties under Sections 3.1, 3.2
                                                            -----------------
or 3.3, the liability of Mokszycki to all Buyer Indemnified Parties for all
   ---
Buyer Indemnified Costs shall not exceed the lesser of (i) 45.6% of such Buyer Indemnified Costs or (ii) an aggregate of $4,560,000.

               (c) All Buyer Indemnifiable Costs sought by any party hereunder shall be net of any insurance proceeds received by the Buyer Indemnified Parties with respect to such claim (less the present value of any premium increases occurring as a direct result of such claim).

               (d) Except for any claims for breach of the representations, warranties and covenants of the Sellers under Sections 3.1, 3.2, 3.3, 3.17,
                                                       -------------------
3.23 or Articles VI or IX hereof (for which indemnification claims must be made
----    -----------    --
prior to the expiration of the applicable statute of limitations and if so made, such claims shall continue after such date until finally resolved), the Buyer Indemnified Parties' right to make claims for indemnification provided under this Article VIII shall expire on the second anniversary of the Closing Date
     ------------
(except for claims made prior to such date which shall continue after such date until finally resolved).

                (e) Except for claims for breach of the representations, warranties and covenants of the Sellers under Sections 3.1, 3.2, 3.3, 3.17, 3.23
                                              ----------------------------------
or 3.26 hereof and Articles VI and IX hereof, the Sellers shall not be obligated
   ----            -----------     --
to pay any amounts for indemnification under this Article VIII until the
                                                  ------------
aggregate Buyer Indemnified Costs exceeds $100,000, whereupon the Sellers shall be liable for all amounts for which indemnification may be sought..

                (f) Except for intentional fraud, this Article VIII sets forth
                                                       ------------
the sole and exclusive monetary rights and remedies of the Buyer Indemnified Parties for any matter referred to in Section 8.1(A) or 8.1(B).
                                      --------------    ------

        8.8  Limits on Buyers' Indemnification.  Anything in this Agreement
             ---------------------------------
(including, but not limited to, Section 8.2 and 8.4) to the contrary:
                                -----------     ---

             (a) Except in the case of intentional fraud by Buyer, the liability of Buyer to all Seller Indemnified Parties for all Seller Indemnified Costs shall not exceed an aggregate of $10,000,000; provided, however, that the foregoing limitation shall not apply to the requirement to issue the Stock or to pay the Promissory Notes.

             (b) Except for any claims for breach of the representations, warranties and covenants of the Buyer in Articles IV, VI or IX hereof (for which
                                         -----------  --    --
indemnification claims must be made prior to the expiration of the applicable statute of limitations and if so made, such claims shall continue after such date until finally resolved), the Seller Indemnified Parties' right to make claims for indemnification provided under this Article VIII shall expire on the second anniversary of the Closing Date (except for claims made prior to such date which shall continue after such date until finally resolved).

              (c) Except for intentional fraud, this Article VIII sets forth the sole and exclusive monetary rights and remedies of the Seller Indemnified Parties for any matter referred to in Section 8.2 or 8.4; provided, however,
                                      -----------    ---
that the foregoing limitation shall not apply to the requirement to issue the Stock or to pay the Promissory Notes.

                                  ARTICLE IX
                                 MISCELLANEOUS

        9.1  Modifications.  Any amendment, change or modification of this
             -------------
Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

        9.2  Notices.  All notices and other communications hereunder shall be
             -------
in writing and shall be delivered as follows:

                  Buyer:
                  -----

                           Global Imaging Systems, Inc.
                           13902 North Dale Mabry Road, Suite 300
                           Box 273478
                           Tampa, Florida  33688-3478
                           Attention:       Thomas Johnson, President
                           Fax No.:         (813) 264-7877
                           Tel No.:         (813) 960-5508

                           With a copy to:
                           --------------

                           Hogan & Hartson L.L.P.
                           Columbia Square
                           555 Thirteenth Street, NW
                           Washington, DC  20004-1109
                           Attention:       Christopher J. Hagan
                           Fax No.:         (202) 637-5910
                           Tel No.:         (202) 637-5771

                  The Company:
                  -----------

                           Distinctive Business Products, Inc.
                           5328 West 123rd Place
                           Alsip, Illinois  60658
                           Attention:       John R. Cosich
                           Fax No.:         (708) 371-6744
                           Tel No.:         (708) 371-6700

                           With a copy to:
                           --------------

                           Butler, Rubin, Saltarelli & Boyd
                           1800 Three First National Plaza
                           70 West Madison Street
                           Chicago, Illinois  60602
                           Attention:  Craig T. Boyd
                           Fax No.:         312-444-9287
                           Tel No.:         312-444-9660

                  Cosich:
                  ------

                           John R. Cosich
                           460 Butternut Trail
                           Frankfort, Illinois  60423
                           Fax No.:         (815) 469-1997
                           Tel No.:         (815) 469-1997

                  Mokszycki:
                  ---------

                           C. Joseph Mokszycki
                           25459 Cayuga Trail
                           Lake Barrington, Illinois  60010
                           Fax No.:         (847) 381-9362
                           Tel No.:         (847) 381-8140

                           With a copy to:
                           --------------

                           McBride, Baker & Coles
                           Northwestern Atrium Center
                           500 West Madison Street
                           Chicago, Illinois  60661
                           Attn:  Theodore T. Lemberis
                           Fax No.:         (312) 715-5827
                           Tel No.:         (312) 993-9350

or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto. All such notices and other communications shall be deemed to have been given upon receipt, if delivered in person, or upon delivery to the recipient's address for notices, statements and other communications, if delivery by mail, courier or messenger service, or by fax.

        9.3  Counterparts; Facsimile Transmission.  This Agreement may be
             ------------------------------------
executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart. Signatures of a party to this Agreement or other documents executed in connection herewith which are sent to the other parties by facsimile transmission shall be binding as evidence of acceptance of the terms hereof or thereof by such signatory party, with originals to be circulated to the other parties in due course.

        9.4  Expenses. Each of the parties hereto will bear all costs,
             --------
charges and expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein; provided, however, that the Sellers shall bear all legal fees and expenses of the Sellers and, in the case of legal services through the Closing, the Company, with respect to this Agreement and the transactions contemplated hereby (except for such fees and expenses which have been paid by the Company on or prior to the Closing Date or are accrued as a current liability on the Closing Balance Sheet.

        9.5  Binding Effect; Assignment. This Agreement shall be binding upon
             --------------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and, in the case of the Sellers, their respective executors, personal representatives, heirs, beneficiaries and legatees, and in the case of Section 2.9, the Cosich Children's Trusts, in accordance with the terms hereof. Without in any way limiting the foregoing, the indemnification rights of Buyer under Article VIII hereof may be assigned by Buyer to First Union National Bank, N.A.

         9.6  Entire and Sole Agreement. This Agreement and the schedules and
              -------------------------
agreements attached as exhibits hereto, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

         9.7  Governing Law.  This Agreement and its validity, construction,
              -------------
enforcement, and interpretation shall be governed by the substantive laws of the State of Illinois (without reference to Illinois' rules related to choice of laws).

         9.8  Survival of Representations, Warranties and Covenants.  Regardless
              -----------------------------------------------------
of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties and the related indemnities made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of two (2) years, provided (a) the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.14, 3.17
                                            ----------------------------------
and 3.23 and Article IV of this Agreement, and the related indemnities, shall
    ----
survive the Closing until the expiration of the applicable statute of limitations, and (b) the covenants and agreements in Articles I, VI, VIII and IX
                                                     ----------  --  ----     --
shall survive the Closing until the expiration of the applicable statute of limitations.

        9.9  Invalid Provisions. If any provision of this Agreement is deemed or
             ------------------
held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.


        9.10  Public Announcements. Except as required by securities laws,
              --------------------
neither party shall make any public announcement of the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld.

        9.11  Remedies Cumulative. Subject to the provisions of Sections 8.7(f)
              -------------------
and 8.8(c), the remedies of the parties under this Agreement are cumulative and shall not exclude any other equitable remedies to which any party may be lawfully entitled.

        9.12  Waiver.  No failure or delay on the part of any party in
              ------
exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

        9.13 DISPUTE RESOLUTION. ALL DISPUTES BETWEEN THE SELLERS AND
             ------------------
BUYER WITH RESPECT TO ANY PROVISION OF THIS AGREEMENT OR THE RIGHTS AND OBLIGATIONS OF THE SELLERS AND BUYER HEREUNDER, WHICH CANNOT BE RESOLVED BY MUTUAL AGREEMENT, WILL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN CHICAGO, ILLINOIS, OR BY ANY OTHER MEANS OF ALTERNATIVE DISPUTE RESOLUTION MUTUALLY AGREED UPON BY THE PARTIES. EACH PARTY SHALL BE ENTITLED TO DISCOVERY PURSUANT TO THE FEDERAL RULES OF CIVIL PROCEDURE AND FEDERAL RULES OF EVIDENCE.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.

                                BUYER:

                                GLOBAL IMAGING SYSTEMS, INC.



                                By:             /s/ Tom Johnson
                                         Name:   Tom Johnson
                                         Title:  President and Chief Executive
                                                 Officer


                                THE COMPANY:

                                DISTINCTIVE BUSINESS PRODUCTS, INC.



                                By:               /s/ John R. Cosich
                                         Name:     John R. Cosich
                                         Title:    President


                                THE SELLERS:


                                /s/ John R. Cosich
                                John R. Cosich


                                /s/ C. Joseph Mokszycki
                                C. Joseph Mokszycki





The Exhibits and Schedules to this Stock Purchase Agreement are not included in this Quarterly Report on Form 10-Q. Global will provide these exhibits and schedules upon the request of the Securities and Exchange Commission.